UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

BERKSHIRE HILLS BANCORP, INC..
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 1, 2021, Berkshire Bank (the “Bank”), the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. (the “Company”), entered into a supplemental executive retirement agreement with Nitin J. Mhatre, President and Chief Executive Officer of the Company and the Bank. Under the terms of the agreement, Mr. Mhatre is entitled to the value of the vested account balance upon his termination of employment or death.  The Bank will credit the account balance with an annual amount of $125,000 as of April 1, 2021 and each subsequent April 1, commencing April 2022, provided that Mr. Mhatre is employed with the Bank on the date of such contribution.  The account balance is subject to a five-year vesting schedule, with 20% of the account balance vesting each year, commencing on April 1, 2022, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control.  In the event of Mr. Mhatre’s termination of employment for a reason other than for cause prior to normal retirement age (age 65) and in connection with or within two years following a change in control (as defined in the agreement), Mr. Mhatre’s account balance shall become fully vested and the amount of the account balance shall be increased to equal the amount that the Bank would have otherwise credited Mr. Mhatre’s account through the calendar year in which Mr. Mhatre would have attained normal retirement age.  Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Mhatre or his beneficiary, as applicable.

The foregoing description of the supplemental executive retirement agreement does not purport to be complete and is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

10.1	Berkshire Bank Supplemental Executive Retirement Agreement entered into with Nitin J. Mhatre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: April 2, 2021	By:	/s/ Jacqueline Courtwright
Jacqueline Courtwright Executive Vice President, Chief Human Resources and Culture Officer